UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 1, 2017

Date of Report (Date of earliest event reported)

Immune Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

37 North Orange Ave, Suite 607, Orlando, FL	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 888-613-8802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

On May 1, 2017 (“Effective Date”), Immune Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with Ira Gaines (“Investor”). Pursuant to the SPA, the Company agreed to sell Investor up to $1,000,000 in common shares at three cents ($0.03) per share (“sale price”). Investor purchased 10,000,000 shares for $300,000.

Warrant to Purchase Shares of Common Stock

On May 1, 2017, the Company also issued Investor a Warrant to Purchase Shares of common stock.

The terms of the Warrant provide that the Investor may surrender the Warrant to purchase from the Company 1,500,000 fully paid and non-assessable shares of the Company’s common stock, par value $0.0001 per share. The exercise price for the shares of common stock, issued pursuant to the Warrant, is fifteen cents ($0.15) per share. The Warrant is exercisable from May 1, 2017 through May 1, 2022.

Item 3.02 Unregistered Sales of Equity Securities

Please see Item 1.01, incorporated herein by reference, for discussion relating to the issuance of shares pursuant to the SPA and the Warrant. These securities were issued pursuant to the exemption in Section 4(a)(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE THERAPEUTICS, INC.

Date: May 8, 2017	By:	/s/ Noreen Griffin
Noreen Griffin, CEO